                                                                   Exhibit 10.22


                            LICENSE AGREEMENT SUMMARY
                            -------------------------

LICENSED PROPERTY:   PLAYSKOOL

            This Summary is hereby incorporated into and made a part of the attached License Agreement. The specifics detailed below, where numbered as paragraphs or subparagraphs, relate to similarly numbered paragraphs or subparagraphs in the attached License Agreement.

            The License Agreement is between:
             Licensor             and                Licensee
             --------                                --------
PLAYSKOOL, INC.                                 DIPLOMAT OPTICAL COMPANY
1027 Newport Avenue                             4211 Van Kirk Street
Pawtucket, Rhode Island 02862                   Philadelphia, Pennsylvania 19135

1.   GRANT OF LICENSE.
            (a) Licensed Articles. Eyewear frames for prescription eyewear only and coordinating eyewear accessories such as eyewear cases. License excludes prescription ophthalmic lenses and non-prescription sunglasses.

            (b) Territory. United States, its territories and possessions.

            (c) Term.
                Initial Term: January. 1, 1992 through December 31, 1994

                  Renewal Term: If, during the Initial Term, the Licensee has
earned and paid to the Licensor                            dollars ($       ) in
royalties, the agreement shall automatically be renewed for a period of one year. Otherwise, any renewal shall be at the sole discretion of the Licensor.

2.  TERMS OF PAYMENT

            (a) Royalty Rate. % of Net Sales (except % of sales made F.O.B. shipping point outside the Territory).

            (b) Terms of Payment:           Total
                          Royalty          Advance        Balance
                          Guarantee        Payment        Due Dates
                          ---------        -------        ---------
            Initial Term: $                $              $       due by
                                                          December 15, 1994

The advance royalty payment is due and payable upon Licensee's signing hereof and the balance of royalty guarantee is due and payable as set forth above.

            (c) Periodic Statements: Within thirty (30) days after the initial shipment of the Licensed Articles, and promptly on the twenty-fifth (25th) day of the month following each calendar quarter thereafter, Licensee shall furnish to Licensor complete and accurate statements. The attached form must be used for reporting royalties.


    Confidential Treatment Requested - Portions filed seperately with the Commission.

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                                     -2-


            (d) Royalty Payments: Royalties in excess of the aforementioned minimum royalty guarantee shall be due on the twenty-fifth (25th) day of the month following the calendar quarter in which earned, and payment shall accompany statements. Licensee shall not be permitted to reduce royalty payments for any reason without prior written approval from Licensor. The Licensee shall pay the Licensor interest on a late royalty payment at an interest rate of
     % per month, or the highest rate permitted by law, from the date the royalty should have been received by the Licensor.

8. (a) Labeling: As a condition to the grant of rights hereunder, Licensee agrees that it will cause to appear on or within each Licensed Article sold by it and on or within all advertising, promotional or display material bearing the name, the notice: "(C) (year) Playskool, Inc. All rights reserved." and any other notice desired by Licensor, and where such article or advertising, promotional or display material bears a trademark or service mark, appropriate statutory notice of registration thereof.

            (b) Approvals: Each and every tag, label, imprint, storyboard, copy and layout or other device containing any such notice and all advertising, promotional or display material bearing the name, shall be submitted by Licensee to Licensor for its written approval prior to use by Licensee. It is imperative that Licensee use Licensor's approval form with each submission for Licensor's approval. Otherwise, Licensor is not under any obligation to review Licensee's submission.

10. (b) Distribution: Licensed Articles may only be sold through professional optical distributors and mass marketers with optical services.

12. (a) Initial on Sale Date: The initial on sale date shall be within a period of six (6) months after the commencement of the term of the License Agreement.

14.         Sell-off Period:  One hundred-twenty (120) days.

            The aforesaid terms and conditions and those set forth in the attached License Agreement shall only be binding upon Licensor provided that Licensee signs and returns the License Agreement Summary and License Agreement within thirty (30) days of the aforementioned date, and Licensor countersigns same.

AGREED TO AND ACCEPTED:

PLAYSKOOL, INC.                               DIPLOMAT OPTICAL COMPANY


By /s/ Dan D. Drew                            By  /s/ Barry Budilov
  --------------------                           -----------------------
Date 1-24-92                                  Title President

                                              Date  1-23-92


    Confidential Treatment Requested - Portions filed seperately with the Commission.

                                LICENSE AGREEMENT

            This AGREEMENT made this 1st day of January, 1992, by and between PLAYSKOOL, INC., a Delaware corporation with its principal place of business at 1027 Newport Avenue, Pawtucket, Rhode Island 02862 (hereinafter called "Licensor") and DIPLOMAT OPTICAL COMPANY with its principal place of business at 4211 Van Kirk Street, Philadelphia, Pennsylvania 19135 (hereinafter called "Licensee").

                                   WITNESSETH:

            WHEREAS, Licensor has rights to the name, characters, symbols, designs, likenesses and visual representations of PLAYSKOOL, and the copyrights and trademarks thereon, as set forth on Schedule "A" hereunto annexed (which names, characters, symbols, designs, likenesses and visual representations and each of the individual components thereof shall hereinafter jointly be called the "Name"); and

            WHEREAS, Licensee desires to utilize the Name upon and in connection with the manufacture, sale and distribution of articles hereinafter described.

            NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the parties do hereby agree as fellows:

      1.    GRANT OF LICENSE

            (a) Licensed Articles. Upon the terms and conditions hereinafter set forth, Licensor hereby grants to Licensee and Licensee hereby accepts the right, license and privilege of utilizing the Name solely upon and in connection with the manufacture, sale and distribution of the articles listed in the License Agreement Summary, Paragraph 1(a), (hereinafter referred to as the "Licensed Articles"), and no other articles of any kind. Licensor further grants to Licensee, upon the terms and conditions hereinafter set forth, the right to use the said trademarks only on or in connection with the Licensed Articles, but only such trademarks and uses thereof as may be approved when the Licensed Articles are approved and only on or in connection with the Licensed Articles.

            (b) Territory. The license hereby granted extends only to the area listed in the License Agreement Summary, Paragraph 1(b). Licensee agrees that it will not make or authorize any use, direct or indirect, of the Name in any other area, and that it will not knowingly sell Licensed Articles to persons who intend or are likely to resell them in any other area.

Notwithstanding this territorial limitation however, Licensee shall have the right to manufacture the Licensed Articles (or have the Licensed Articles manufactured for it as provided in Paragraph 20 hereof) outside the licensed territory, provided, however, that the Licensed Articles are sold and distributed only within such licensed territory.

            (c) Term. The Initial Term of the license hereby granted shall be effective as shown in the License Agreement Summary, Paragraph 1(c), unless sooner terminated in accordance with the provisions hereof.

      2.    TERMS OF PAYMENT

            (a) Rate. Licensee agrees to pay to Licensor as royalty, a sum equal to that shown in the License Agreement Summary, Paragraph 2(a) , on all net sales by Licensee or any of its affiliated, associated or subsidiary companies of the Licensed Articles. The term "net sales" shall mean gross sales less quantity discounts, sales taxes and returns, but no deductions shall be made for cash or other discounts or uncollectible accounts. All costs and expenses incurred in the manufacture, sale, distribution or exploitation of the Licensed Articles, or otherwise incurred by Licensee, shall be paid by Licensee, and no such costs or expenses shall be deducted from any royalty payable to Licensor. With respect, however, to all sales made hereunder direct to customers within the Territory where the terms of the sales are f.o.b. shipping point a place
outside United States, the said royalty shall instead be       Percent ( %) of
the net selling price, unless a different rate is specifically indicated for such f.o.b. sales on the License Agreement summary attached hereto.

            (b) Terms of Payment: Initial Term. Licensee agrees to pay as a minimum guarantee against royalties to be paid Licensor during the Initial Term hereof, and as an advance payment applicable to said minimum guarantee, the sums as shown in the License Agreement Summary, Paragraph 2(b). The advance and the balance of the minimum guarantee against royalties shall be payable as shown in the License Agreement Summary, Paragraph 2(b). No part of such minimum royalty shall in any event be repayable to Licensee.

            (c) Periodic Statements. Within thirty (30) days after the initial shipment of the Licensed Articles, and promptly on the twenty-fifth (25th) day of the month following each calendar quarter thereafter, Licensee shall furnish to Licensor complete and accurate statements certified to be accurate by Licensee, or if a corporation, by an officer of Licensee, showing the number, country in which manufactured, country in which sold or to which

    Confidential Treatment Requested - Portions filed seperately with the Commission.

shipped, description, gross sales price, itemized deductions from gross sales price and net sales price of the Licensed Articles distributed and/or sold by Licensee during the preceding calendar quarter, together with any returns made during the preceding quarter. Such statements shall be furnished to Licensor whether or not any of the Licensed Articles have been sold during the quarter to which such statements refer. The form attached to this agreement must be used for reporting royalties. Upon demand of Licensor, Licensee shall, at its own expense, furnish to Licensor a detailed statement by an independent certified public accountant or an officer of Licensee, showing the number, country in which manufactured, country in which sold or to which shipped, description, gross sales price, itemized deductions from gross sales price and net sales price of the Licensed Articles distributed and/or sold by Licensee to the date of Licensor's demand.

            (d) Royalty Payments. Royalties in excess of the aforementioned minimum royalty shall be due on the 25th day of the month following the calendar quarter in which earned, and payment shall accompany the statements furnished as required above. The receipt or acceptance by Licensor of any of the statements furnished pursuant to this agreement, or of any royalties paid hereunder (or the cashing of any royalty checks paid hereunder) shall not preclude Licensor from questioning the correctness thereof at any time within two (2) years after the expiration and/or termination of this License Agreement, and in the event that any inconsistencies or mistakes are discovered in such statements or payments, they shall immediately be rectified and the appropriate payment made by Licensee. Licensee shall not be permitted to reduce royalty payments for any reason without prior written approval from Licensor. The Licensee shall pay the
Licensor interest on a late royalty payment at an interest rate of      % per
month, or the highest rate permitted by law, from the date the royalty payment should have been received by the Licensor.

      3.    EXCLUSIVITY

            (a) Nothing in this agreement shall be construed to prevent Licensor from granting any other licenses for the use of the Name or from utilizing the Name in any manner whatsoever, except that Licensor agrees that except as provided herein, it will grant no other licenses for the territory to which this license extends effective during the term of this agreement, for the use of the Name in connection with the sale of the Licensed Articles.

    Confidential Treatment Requested - Portions filed seperately with the Commission.

            (b) Licensor reserves the right to use or license others to use and/or manufacture Licensed Articles, including articles identical to those sold by Licensee, as premiums. Licensor further reserves the right to use or license others to use and/or manufacture Licensed Articles in direct response media.

            (c) It is further understood that (i) in accordance with prior terminated or expired license agreements relating to the use of the Licensed Property in connection with the Articles in the Territory, Licensor reserves the right to permit Licensee thereunder to sell-off such articles on hand or in process within the Territory during the Term, and that (ii) third parties granted rights for such exploitation of the Licensed Property after the Term hereof may be granted permission to display, but not sell, proposed product at trade shows during the Term, and/or consult with retailers and other third parties, with regard to development and manufacturing of Licensed Articles.

      4.    GOOD WILL

            Licensee recognizes the great value of the good will associated with the Name, and acknowledges that the Name and all rights therein, including copyright and trademark rights and good will pertaining thereto, belong exclusively to Licensor, and that the Name has a secondary meaning in the mind of the public. Licensee further recognizes and acknowledges that a breach by Licensee of any of its covenants, agreements or undertakings hereunder will cause Licensor irreparable damage, which cannot be readily remedied in damages in an action at law, and may, in addition thereto, constitute an infringement of Licensor's copyrights in or trademarks of the Name, thereby entitling Licensor to equitable remedies, costs and reasonable attorney's fees.

      5.    LICENSOR'S TITLE AND PROTECTION OF LICENSOR'S RIGHTS

            (a) Licensee agrees to assist Licensor to the extent necessary or desirable in the procurement of any protection or to protect any of Licensor's rights to the Name, and Licensor, if it so desires, may commence or prosecute any claims or suits in its own name or in the name of Licensee, or join Licensee as a party thereto. Licensee shall notify Licensor in writing of any infringements or imitations by others of the Name on articles similar to those covered by this agreement which may come to Licensee's attention, and Licensor shall have the sole right to determine whether or not any action shall be taken on account of any such infringements or imitations. Licensee shall not institute any suit or take any action on account of any such infringements or imitations, or otherwise institute any suit or take any action relating to the Name, without first obtaining the written consent of the Licensor to do so.

            (b) Except with Licensor's written consent, neither Licensee, its parent or any of its subsidiaries or affiliates, will register or attempt to register copyrights in any country or to register as a trademark, service mark, design patent or industrial design, any of the Licensed Articles, trademarks or derivations or adaptations thereof, or any word, symbol or design which is so similar thereto as to suggest association with or sponsorship by Licensor or any of its subsidiaries. In the event of breach of the foregoing, Licensee agrees, at its expense and at Licensor's request, immediately to terminate the unauthorized registration activity and promptly to execute and deliver, or cause to be delivered to Licensor, such assignments and other documents as Licensor may require to transfer Licensor all rights to the registrations, patents or applications involved.

      6.    INDEMNIFICATION BY LICENSEE AND PRODUCT LIABILITY INSURANCE

            Licensee hereby indemnifies Licensor and undertakes to defend Licensee and/or Licensor against and hold Licensor harmless from any claims, suits, and damage arising out of any allegedly unauthorized use of the Licensed Articles, the Name or any patent, process, idea, method or device by Licensee in connection with the Licensed Articles or any other alleged action by Licensee, and also from any claims, suits, loss and damage arising out of actual or alleged defects in the Licensed Articles, whether defects in design, manufacture, or otherwise. Licensee agrees that it will obtain, at its own expense, product liability insurance from a recognized insurance company, providing adequate product liability insurance protection (at least in the amount of $2,000,000 combined single limit of Bodily Injury Liability and Property Damage Liability for each occurrence and annual aggregate), naming the Licensee as named insured and Licensor as additional named insured against any claims, suits, loss or damage arising out of any such actual or alleged defects in the Licensed Articles. As proof of such insurance, a certificate of insurance naming Licensor as an additional named insured will be submitted to Licensor by Licensee for Licensor's prior approval before any Licensed Article is distributed or sold, and at the latest, within thirty (30) days after the date first written above. Any proposed change in such certificate of insurance shall be submitted to Licensor for its approval. Licensor shall be entitled to a copy of the then prevailing certificate of insurance, which shall be furnished Licensor by Licensee. As used in the first two sentences of this Paragraph 6, "Licensor" shall also include the officers, directors, agents and employees of the Licensor, or any of its subsidiaries or affiliates. The certificate of insurance shall include a provision to notify the Licensor in writing, prior to the effective date, of any cancellation of such insurance before the expiration date thereof.

      7.    QUALITY OF MERCHANDISE

            Licensee agrees that the Licensed Articles shall be of satisfactory quality sufficient to meet consumer expectations. The Licensed Articles will be of such style and appearance as to be appropriate for and suited to their exploitation to the best advantage and to the protection and enhancement of the Name and the good will pertaining thereto. The Licensee warrants that the Licensed Articles will be designed, produced, sold and distributed in accordance with all applicable United States laws, rules and regulations, including, without limiting the generality of the foregoing, the Federal Food, Drug and Cosmetic Act, the Federal Hazardous Substance Act (FHSA), the Flammable Fabrics Act, the Consumers Products Safety Act, with all other state and local laws and with the ASTM Standard Consumer Safety Specifications on Toy Safety (Toy Manufacturers of America Voluntary Toy Safety Standard) (collectively, the "Acts and Standards").

            In order to insure that the Licensed Articles meet the above standards, Licensee shall, prior to the date of first distribution of the Licensed Articles, submit to the Licensor certification by the Licensee that no Acts and Standards apply to the Licensed Articles.

            To this end, Licensee shall, before selling and distributing any of the Licensed Articles, furnish to Licensor free of cost for its written approval, a reasonable number of samples of each Licensed Article, its cartons, containers and packing and wrapping material. The quality and style of such Licensed Articles as well as of any carton, container or packing or wrapping material, shall be subject to the approval of Licensor. After samples have been approved pursuant to this paragraph, Licensee shall not depart therefrom in any material respect without Licensor's prior written consent, and Licensor shall not withdraw its approval of the approved samples except on sixty (60) days' prior written notice to Licensee, unless the same shall be defective or harmful, in which event, no such prior notice shall be required. Licensee shall, without charge, furnish Licensor with ten (10) samples of each article manufactured hereunder upon completion of the first production run thereof, and Licensee shall not distribute same until it receives Licensor's written approval. Any item submitted to Licensor shall not be deemed approved unless and until the same shall be approved by Licensor in writing. From time to time after Licensee has commenced selling the Licensed Articles, and upon Licensor's written request, Licensee shall furnish without cost to Licensor, not more than ten (10) additional random samples of each Licensed Article being manufactured or sold by Licensee hereunder, together with any cartons, containers and packing and wrapping material used in connection therewith. Should Licensor require additional samples for any reason, Licensor may purchase such at Licensee's cost. Sale of any Licensed Article by Licensee, the quality of which has not been specifically approved by Licensor as hereinabove provided, shall be deemed to constitute a material breach of this agreement.

      8.    TRADEMARK AND COPYRIGHT PROTECTION

            (a) Labeling. As a condition to the grant of the rights hereunder, Licensee agrees that it will cause to appear on or within each Licensed Article sold by it and on or within all advertising, promotional or display material bearing the Name, the notice as set forth in the License Agreement Summary, Paragraph 8(a). In the event that any Licensed Article is marketed in a carton, container and/or packing or wrapping material bearing the Name, such notice shall also appear upon the said carton, container and/or packing or wrapping material.

            (b) Approval. Each and every tag, label, storyboard, copy and layout imprint or other device containing any such notice, and all advertising, promotional or display material bearing the Name, shall be submitted by Licensee to Licensor for its written approval prior to use by Licensee. Approval by Licensor shall not constitute a waiver of Licensor's rights or Licensee's duties under any provision of this agreement. It is imperative that Licensee use Licensor's approval form with each submission for Licensor's approval. Otherwise, Licensor is not under any obligation to review Licensee's submission.

            (c) Ownership. All right, title and interest in and to all copyrights and trademarks embodying the Name or derived from the creation, manufacture or sale by Licensee of the Licensed Articles, and all copyright and trademark registrations based thereon, shall be in Licensor's name and shall be owned exclusively by Licensor, and Licensee covenants and agrees that it shall have no interest in or claim to the Name or to any of the copyrights and trademarks associated therewith, except to the limited extent of the license to use same pursuant to this agreement, and subject to its terms and conditions. Licensee further agrees to provide Licensor with the date of the first use of the Licensed Articles in interstate and in intrastate commerce and to provide Licensor with all necessary documents, assignments and signatures which Licensor may request for the purpose of perfecting Licensor's title to all such copyright and trademark registrations. All uses of the trademarks by Licensee hereunder shall inure to Licensor's benefit. Licensee acknowledges that Licensor is the exclusive owner of all of the trademarks and the trademark rights created by such uses. Without limiting the foregoing, Licensee hereby assigns to Licensor all the trademarks and trademark rights created by such uses, together with the good will attaching to that part of the business in connection with which the trademarks are used. Licensee agrees to execute and deliver to Licensor, such documents as Licensor requires to register Licensee as a Registered User or Permitted User of the trademarks and to follow Licensor's instructions for proper use thereof in order that protection and/or registrations for the trademarks may be obtained or maintained.

      9.    PROMOTIONAL MATERIAL

            (a) In all cases where Licensee desires artwork involving Licensed Articles to be executed, the cost of such artwork and the time for the production thereof shall be borne by Licensee. All artwork and designs involving the Name, or any reproduction thereof, shall be subject to prior written approval of Licensor, and notwithstanding their invention or use by Licensee, be and remain the property of Licensor, and Licensor shall be entitled to use the same and to license the use of the same by others.

            (b) Licensor shall have the right, but shall not be under any obligation, to use the Name and/or the name of Licensee so as to give the Name, Licensee, Licensor and/or Licensor's programs full and favorable prominence and publicity.

            (c) Licensee agrees not to offer for sale or advertise or publicize any of the Licensed Articles on radio, broadcast, print or television without the prior written approval of Licensor. Licensee also agrees to submit to Licensor for advance approval, for the purpose of licensed character design evaluation, designed sketches of all advertising and other publicity material which Licensee proposes to use in connection with the promotion and sale of the Licensed Articles.

      10.   DISTRIBUTION

            (a) Licensee agrees that during the term of this license it will diligently and/or continuously manufacture, distribute and sell the Licensed Articles and that it will make and maintain proper and adequate arrangements for the distribution of the Licensed Articles.

            (b) Licensee agrees that it will sell and distribute the Licensed Articles outright at a competitive price and at not more than the price generally and customarily charged the trade by Licensee, and not on an approval, or sale or return basis. Licensee further agrees to sell and distribute only to professional optical distributors and mass-market retailers with optical services as more particularly set forth in the License Agreement Summary, Paragraph 10(b). Licensee shall not, without the prior written consent of Licensor, sell or distribute Licensed Articles to distributors or merchants whose sales or distribution are or will be made for publicity or promotional tie-in purposes, combination sales, premiums, giveaways, or similar methods of merchandising, or whose business methods are questionable. Licensee is expressly prohibited from making door to door sales. In the event any sale is made at a special price to any of Licensee's subsidiaries or to any other person, firm or corporation related in any manner to Licensee or its officers, directors or major stockholders, there shall be a royalty paid on such sales based upon the price generally charged the trade by Licensee.

              (c) Licensee agrees to sell to Licensor such quantities of the Licensed Articles at as low a rate and on as good terms as Licensee sells similar quantities of the Licensed Articles to the general trade.

      11.   RECORDS

            Licensee agrees to keep accurate books of account and records covering all transactions relating to the license hereby granted, and Licensor and its duly authorized representatives shall have the right at all reasonable hours of the day to an examination of said books of account and records and of all other documents and materials in the possession or under the control of Licensee with respect to the subject matter and terms of this agreement, and shall have free and full access thereto for said purposes and for the purpose of making extracts therefrom. All books of account and records shall be kept available for at least two (2) years after the termination of this license. In the event that Licensor's duly authorized representatives shall discover a discrepancy of % or more pursuant to any such examination, Licensee shall pay to Licensor the cost of such examination. The fee for said examination shall be
             ($      ) Dollars per day, but in no event shall Licensee be
charged in excess of              ($        ) Dollars for any individual
examination. Royalties found to be due as a result of Licensor's examination of the Licensee's books of accounts should be paid immediately with interest at an
interest rate of      % per month, or the highest rate permitted by law, from
the date the royalty amount should have been paid to the Licensor.

      12.   BANKRUPTCY, VIOLATION, ETC.

            (a) If Licensee shall not have commenced in good faith to manufacture and distribute in substantial quantities all the Licensed Articles by the initial on sale date, as defined in Paragraph 12(a) of the License Agreement Summary, or if at any time thereafter in any calendar quarter

    Confidential Treatment Requested - Portions filed seperately with the Commission.

Licensee fails to sell any of the Licensed Articles (or any class or category of the Licensed Articles), Licensor, in addition to all other remedies available to it hereunder, may terminate this license with respect to any Licensed Articles or class or category thereof which have not been manufactured and distributed during such calendar quarter, by giving notice of termination to Licensee. Such notice shall be effective when mailed by Licensor.

            (b) If Licensee becomes insolvent, or if a petition in bankruptcy or for reorganization is filed by or against it, or if any insolvency proceedings are instituted by or against it under any state or federal law, or if it makes an assignment for the benefit of its creditors, or if a receiver is appointed for its property and business and remains undischarged for a period of fifteen
(15) days, or if it liquidates its business in any manner whatsoever, or if any distress, execution or attachment is levied on any of its assets and remains undischarged for a period of fifteen (15) days, or if Licensee abandons the manufacture of the Licensed Articles, Licensor shall have the right, if it so elects, to terminate this agreement and the license hereby granted, upon ten
(10) days' notice in writing to Licensee. Upon the expiration of such ten (10) days, this agreement and the license hereby granted shall cease and terminate, but Licensee shall nevertheless continue to be liable to Licensor by reason of its said default.

            (c) If Licensee shall violate any of its other obligations under the terms of this agreement, and each of such obligations shall be deemed to be material, Licensor shall have the right to terminate the license hereby granted upon ten (10) days' notice in writing, and such notice of termination shall become effective unless Licensee shall completely remedy the violation within the ten-day period and satisfy Licensor that such violation has been remedied.

            (d) Termination of the license under the provisions of Paragraph 12 shall be without prejudice to any rights which Licensor may otherwise have against Licensee, including the right to recover for damages caused it by Licensee's breach. Upon the termination of this license, notwithstanding anything to the contrary herein, all royalties on sales theretofore made shall become immediately due and payable and no minimum royalties shall be repayable.

      13.   FINAL STATEMENT UPON TERMINATION OR EXPIRATION

            Sixty (60) days before the expiration of this license and again, within ten (10) days after such expiration (or, in the event of termination of this license, ten (10) days after receipt of notice of termination or the happening of the event which terminates this agreement where no notice is required), a statement showing the number and description of articles covered by this agreement on hand or in process shall be furnished by Licensee to Licensor. Licensor shall have the right to take a physical inventory to ascertain or verify such inventory and statement, and refusal by Licensee to submit to such physical inventory by Licensor shall forfeit Licensee's right to dispose of such inventory as provided in Paragraph 14 hereof, Licensor retaining all other legal and equitable rights Licensor may have in the circumstances.

      14.   DISPOSAL OF STOCK UPON EXPIRATION

            After expiration of this agreement, Licensee, except as otherwise provided in this agreement, may dispose of Licensed Articles which are on hand or in process at the time of expiration, for a period of one hundred-twenty
(120) days after expiration, provided advances and royalties with respect to that period are paid and statements are furnished for that period in accordance with Paragraph 2. Notwithstanding anything to the contrary herein, Licensee shall not manufacture, sell or dispose of any Licensed Articles after termination hereof, based on the failure of Licensee to affix notice of copyright, trademark or service mark registration or any other notice to the Licensed Articles, cartons, containers, or packing or wrapping material, or advertising, promotional or display material, or because of the departure by Licensee from the quality and style approved by Licensor pursuant to Paragraph 7, or by reason of termination for any other causes set forth in Paragraph 12 above. In the event of such termination by Licensor by reason of any cause contained in Paragraph 12, Licensee, its receivers, representatives, trustees, agents, administrators and successors shall have no further right to sell, exploit or in any way deal in or with any of the Licensed Articles or any advertising matter, packing material, boxes, cartons or other documentation relating thereto, except after having obtained express written consent of and instructions with reference thereto from Licensor.

      15.   EFFECT OF TERMINATION OR EXPIRATION

            Upon and after the expiration or termination of this license, all rights granted to Licensee hereunder shall forthwith revert to Licensor, who shall be free to license others to use the Name in connection with the manufacture, sale and distribution of the Licensed Articles in the licensed territory, and Licensee will refrain from further use of the Name or any further reference to it, direct or indirect, or anything deemed by Licensor to be similar to the Name in connection with the manufacture, sale or distribution of Licensee's products, except as provided in Paragraph 14.

      16.   LICENSOR'S REMEDIES

            (a) Licensee acknowledges that its failure (except as otherwise provided herein) to commence in good faith to manufacture, distribute and sell in substantial quantities any one or more of the Licensed Articles by the initial on sale date, and to continue during the term hereof to diligently and continuously manufacture, distribute and sell the Licensed Articles or any class or category thereof, will result in immediate damages to Licensor.

            (b) Licensee acknowledges that its failure (except as otherwise provided herein) to cease the manufacture, sale or distribution of the Licensed Articles or any class or category thereof at the termination or expiration of this agreement will result in immediate and irremediable damage to Licensor and to the rights of any subsequent licensee. Licensee acknowledges and admits that there is no adequate remedy at law for such failure to cease manufacture, sale or distribution, and Licensee agrees that in the event of such failure, Licensor shall be entitled to equitable relief by way of temporary and permanent injunctions and such other further relief as any court with jurisdiction may deem just and proper.

            (c) Resort to any remedies referred to herein shall not be construed as a waiver of any other rights and remedies to which Licensor is under this agreement or otherwise.

      17.   EXCUSE FOR NONPERFORMANCE

            Licensee shall be released from its obligations hereunder and this license shall terminate in the event that governmental regulations or other causes arising out of a state of national emergency or war or causes beyond the control of the parties render performance impossible and one party so informs the other in writing of such causes and its desire to be so released. In such events, all royalties on sales theretofore made shall become immediately due and payable, and no minimum royalties shall be repayable.

      18.   NOTICES

            All notices and statements to be given, and all payments to be made hereunder shall be given or made at the respective addresses of the parties as set forth above, unless notification of change of address is given in writing and the date of mailing shall be deemed the date the notice or statement is given.

      19.   NO JOINT VENTURE

            Licensee shall not use the name or credit of Licensor in any manner whatsoever, nor incur any obligation in Licensor's name. Nothing herein contained shall be construed to constitute the parties joint ventures, nor shall any similar relationship be deemed to exist between them. Nothing herein contained shall be construed as constituting Licensee as Licensor's agent or as authorizing Licensee to incur financial or other obligations in Licensor's name without Licensor's special authorization in writing; and it is specifically understood and agreed that under no circumstances shall any power granted, or which may be deemed to be granted to Licensee, be deemed to be coupled with an interest. It is specifically understood that the rights and powers retained by Licensor to supervise or otherwise intervene in Licensee's activities and to determine all matters of policy, all as hereinabove provided, are retained because of the necessity of protecting Licensor's copyrights, trademarks, properties and property rights generally, and specifically to conserve the good will and good name of Licensor's company and of the Name.

      20.   NO ASSIGNMENT OR SUBLICENSE BY LICENSEE

            This agreement and all rights and duties hereunder are personal to Licensee and shall not, without the written consent of Licensor, be assigned, mortgaged, sublicensed or otherwise encumbered by Licensee or by operation of law. For purposes of this agreement, the term "assignment" shall, in addition to the transfer of this agreement or the rights or obligations thereunder, whether voluntarily, involuntarily, by operation of law or otherwise, be deemed to include (i) a sale or other transfer by Licensee of all or substantially all of its assets; (ii) the liquidation or dissolution of Licensee; (iii) the merger, amalgamation, consolidation or reorganization of Licensee into or with another corporation or other entity as a result of which Licensee is not the surviving corporation; or (iv) any transaction (including any of the foregoing transactions, as well as any in which Licensee is the surviving corporation) which, whether by way of sale, gift or other transfer, whether involving the Licensee or the record or beneficial owners of equity interests in the Licensee,
results in more than a        (  %) percent change in the voting control of
Licensee. Licensee shall not be entitled to sublicense any of its rights under this agreement, except in the event Licensee is not a manufacturer of the Licensed Articles. Licensee shall be, subject to the prior written approval of Licensor, entitled to utilize a third-party manufacturer in connection with the manufacture and production of the Licensed Articles,

    Confidential Treatment Requested - Portions filed seperately with the Commission.

provided that such manufacturer shall execute a letter in the form of Exhibit 1 attached hereto and made a part hereof. In such event, Licensee shall remain primarily obligated under all of the provisions of this agreement. In no event shall any sublicense agreement include the right to grant any further sublicenses.

      21.   NO WAIVER

            No waiver or modification of any of the terms of this agreement shall be valid unless in writing and signed by the party to be charged. No waiver by either party of a breach hereof or a default hereunder shall be deemed a waiver by such party of a subsequent breach or default of like or similar nature. Any approval or consent given by Licensor shall not constitute a waiver of any of Licensor's rights or Licensee's duties under any provision of this agreement. There are no representations, promises, warranties, covenants or undertakings other than those contained in this agreement, which represents the entire understanding of the parties. The failure of either party to enforce, or the delay by either party in enforcing any of its rights under this agreement shall not be deemed a continuing waiver or a modification thereof, and either party may, within the time provided by applicable law, commence appropriate legal proceedings to enforce any or all of such rights. No person, firm, group or corporation (whether included in the Name or otherwise), other than Licensee and Licensor, shall be deemed to have acquired any rights by reason of anything contained in this agreement, except as provided in Paragraphs 5 and 20.

      22.   GOVERNING LAW

            This agreement shall be construed in accordance with the internal laws of the State of Rhode Island. The parties agree that any dispute arising hereunder shall be subject to the exclusive jurisdiction of the courts of such State, including the United States District Court for the District of Rhode Island, and consent to the jurisdiction thereof.

            The aforesaid terms and conditions as set forth above shall only be binding upon Licensor provided that Licensee signs and returns the License Agreement Summary and License Agreement within thirty (30) days of the aforementioned date, and Licensor countersigns same.

            IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the day and year first above written.

                                 PLAYSKOOL, INC.


                                 By /s/ Dan D. Drew
                                   ---------------------------------


                                 DIPLOMAT OPTICAL COMPANY


                                 By  /s/ Barry Budilov
                                   ---------------------------------
                                     President